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                                                  Exhibit (23)-1
                                                  Unicom Corporation
                                                  Form 10-Q  File No. 1-11375



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-Q for the quarterly period ended March 31, 1995, into Unicom Corporation's previously filed prospectuses dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan), and Form S-8 Registration Statement File No. 33-56991 (relating to Unicom Corporation's Long-Term Incentive Plan).



                                          ARTHUR ANDERSEN LLP



Chicago, Illinois
May 9, 1995